UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2012

Alterra Capital Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	000-33047	98-0584464
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Alterra House, 2 Front Street, Hamilton, Bermuda		HM 11
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 295-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 20, 2012, the Registrant issued a news release announcing the formation of New Point V Limited ("New Point V"), an addition to its series of sidecar vehicles that has been established to create additional capacity for the property catastrophe collateralized reinsurance marketplace. New Point V is sponsored by the Registrant in partnership with Stone Point Capital LLC ("Stone Point") through its private equity fund, Trident V, L.P. and its affiliates. New Point V currently has capital commitments from its sponsors and additional investors of approximately $210 million, including $75 million from the Registrant and $75 million from affiliates of Stone Point. The news release is attached hereto as Exhibit 99.1.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alterra Capital Holdings Limited

June 20, 2012	By:	Peter A. Minton

Name: Peter A. Minton
Title: Executive Vice President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Alterra Capital Holdings Limited, dated June 20, 2012, annoucing the formation of New Point V.